         As filed with the Securities and Exchange Commission on August 26, 1996
                                                 Registration No. 333-__________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            THE GYMBOREE CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                             94-2615258

 (State or other jurisdiction                               (IRS Employer
    of incorporation)                                    Identification No.)

                        700 Airport Boulevard, Suite 200
                          Burlingame, California 94010
                    (Address of principal executive offices)


                             1993 Stock Option Plan
                            (Full Title of the Plan)


                                 JAMES P. CURLEY
 SENIOR VICE PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER/CHIEF FINANCIAL OFFICER
                            THE GYMBOREE CORPORATION
                        700 AIRPORT BOULEVARD, SUITE 200
                          BURLINGAME, CALIFORNIA 94010
                     (Name and address of agent for service)

                                 (415) 579-0600
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                           PATRICK J. SCHULTHEIS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                   Title of                       Amount            Proposed                 Proposed              Amount of
                Securities to                      to be         Maximum Offering        Maximum Aggregate       Registration
                be Registered                    Registered     Price Per Share(1)        Offering Price(1)           Fee

Common Stock, $0.001 par value, per share         1,000,000           $28.78               $28,780,000.00           $7,195.00


(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the additional 1,000,000 shares reserved for issuance under the 1993 Stock Option Plan and registered hereby has been estimated to be the average of the high and low prices reported in the Nasdaq National Market on August 19, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the year ended February 4, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act").

         (b) The Registrant's quarterly report on Form 10-Q for the quarter ended May 5, 1996 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 17, 1993 (File No. 0-21250), filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                  Exhibit
                  Number

                      4.1    1993 Stock Option Plan, as amended

                      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

                     23.1    Independent Auditors' Consent.

                     23.2    Consent of Counsel (included in Exhibit 5.1).

                     24.1    Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, The Gymboree Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on August 19, 1996.


                           THE GYMBOREE CORPORATION


                           By: /s/ James P. Curley
                              -------------------------------------------
                                   James P. Curley, Senior Vice President
                                   and Chief Administrative Officer/Chief
                                   Financial Officer




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy J. Pedot and James P. Curley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                                TITLE                                 DATE
- -----------------------------------           ----------------------------             ---------------

/s/ Nancy J. Pedot                            President and Chief                      August 19, 1996
- -----------------------------------           Executive Officer,
 (Nancy J. Pedot)                             Director (Principal
                                              Executive Officer)


/s/ James P. Curley                           Senior Vice President and                August 19, 1996
- ----------------------------------            Chief Administrative Officer/
(James P. Curley)                             Chief Financial Officer,
                                              Director
                                              (Principal Financial and
                                              Accounting Officer)

/s/Stuart G. Moldaw                           Director                                 August 19, 1996
- ----------------------------------
(Stuart G. Moldaw)


/s/ Arthur S. Berliner                        Director                                 August 19, 1996
- -----------------------------------
(Arthur S. Berliner)


/s/ Walter F. Loeb                            Director                                 August 19, 1996
- -----------------------------------
(Walter F. Loeb)


/s/ Barbara L. Rambo                          Director                                 August 19, 1996
- --------------------------------
(Barbara L. Rambo)


/s/ Peter L. Thigpen                          Director                                 August 19, 1996
- -----------------------------------
(Peter L. Thigpen)


/s/ William U. Westerfield                    Director                                 August 19, 1996
- -----------------------------------
(William U. Westerfield)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    EXHIBITS



                       REGISTRATION STATEMENT ON FORM S-8

                            THE GYMBOREE CORPORATION

                                 AUGUST 22, 1996

                                INDEX TO EXHIBITS

                                                               Sequentially
Exhibit                                                         Numbered
Number                              Description                   Page
- -------                             -----------                ------------

   4.1            1993 Stock Option Plan, as amended

   5.1            Opinion of Wilson Sonsini Goodrich &
                  Rosati, Professional Corporation

  23.1            Consent of Deloitte & Touche LLP

  23.2            Consent of Wilson Sonsini Goodrich &
                  Rosati, Professional Corporation
                  (Contained in Exhibit 5.1)

  24.1            Power of Attorney (See page II-4)